UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

April 25, 2006

McKENZIE BAY INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

                       Delaware                   000-49690                           51-0386871

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

37899 Twelve Mile Road, Ste. 300, Farmington Hills, MI 48331        48331

                       (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:

(248) 489-1961

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On April 25, 2006, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell Capital Partners, LP (“Cornell”). Upon the terms and subject to the conditions contained in the Purchase Agreement, we agreed to sell to Cornell and Cornell agreed to purchase up to $1,500,000 of secured convertible debentures to be issued by us (each, a “Convertible Debenture”).

Pursuant to the Purchase Agreement, Cornell agreed to purchase a Convertible Debenture from us in the face amount of $500,000 for a like amount not later than April 25, 2006. The principal sum together with accrued but unpaid interest at an annual rate of 10% is payable on or before April 18, 2008.  Cornell also agreed to purchase a second Convertible Debenture in the face amount of $500,000 for a like amount two business days prior to the date we file a registration statement pursuant to the Registration Rights Agreement described below and a third Convertible Debenture in the face amount of $500,000 for a like amount on the date that such registration statement is declared effective by the Securities and Exchange Commission (the “SEC”).  The terms of the second and third Convertible Debentures, if issued, will be similar to the terms of the first Convertible Debenture.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debentures prior to their maturity date as follows: (i) if the closing bid price of our common stock, as reported by Bloomberg, LP, is less than $.75, we must pay an amount equal to the principal amount and accrued interest being redeemed, plus a redemption premium of 20% of the amount redeemed or (ii) if such closing bid price is greater than $.75 we must pay the greater of (x) an amount equal to the principal amount outstanding and accrued interest being redeemed, plus 20% of the amount redeemed or (y) an amount equal to the principal amount and accrued interest being redeemed, plus a premium equal to the percentage difference between such closing bid price and the $.75.

Each of the Convertible Debentures will be convertible into shares of our common stock at the option of its holder. The number of shares issuable upon a conversion equals the quotient obtained by dividing the outstanding amount of the Convertible Debentures to be converted by the lesser of (a) $.75 or (b) 80% of the lowest closing bid price of our shares for the five trading days immediately preceding the conversion, subject to adjustments set forth in the Convertible Debentures. If, however, at the time of any conversion: (1) the number of our shares authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest in our shares; (2) our shares are not listed or quoted for trading on the Nasdaq OTC Bulletin Board, Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market; (3) we have failed to timely satisfy the conversion; or (4) the conversion would be prohibited by the terms of the Convertible Debentures, then, at the option of the holder of the Convertible Debentures, we, in lieu of delivering shares, must deliver, an amoun in cash equal to the product of the outstanding principal amount to be converted plus any interest due divided by the then conversion price and multiplied by the highest closing price of the shares from date of the conversion notice until the date that such cash payment is made. Other adjustments of the conversion price are similar to the adjustment to the exercise price of the warrant we issued to Cornell as described below. If an event of default, as defined in the Convertible Debentures, occurs and remains uncured, then the amount of $.75 which would otherwise be used in the computation of the conversion price will be reduced to $.10 for such purpose.

There is no limit to the number of shares we may be required to issue to satisfy our obligation for conversion of shares under the Convertible Debentures.  Any decline in the market price of our shares will increase the number of shares we would otherwise be required to issue.

A holder of the Convertible Debentures may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of our common stock, including shares issuable upon conversion of, and payment of interest.

So long as any of the principal amount or interest on the Convertible Debentures remains unpaid and unconverted, we may not, without the prior consent of the holder of each of the Convertible Debentures, (i) issue or sell any common stock or preferred stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for consideration per share less than the bid price of our common stock determined immediately prior to its issuance, (iii) other than certain security interests which may arise under Power Purchase Agreements, enter into any security instrument granting the holder a security interest in any of our assets, or (iv) file any registration statements on Form S-8  registering more than 500,000 of our shares under our employee stock option plan of which up to 250,000 shares maybe registered for and issued to officers and directors and 250,000 shares maybe registered for and issued to employees per calendar year.

If an event of default, as defined in the Convertible Debentures, occurs, their holders may declare the entire unpaid balance of principal and interest due and payable. Among the defined events of default are a default by us of any of our obligations, monetary or otherwise, under the Convertible Debentures, failure of our shares to be quoted for trading or listed for trading on the Nasdaq OTC Bulletin Board, Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market or the legal inability of the holder to sell the underlying shares under the registration statement described below, a failure by us to file such registration within the time period described below or a change in control of us or any of our subsidiaries.

The Convertible Debentures are secured pursuant to the terms of a Pledge and Escrow Agreement we entered into on April 25, 2006 with Cornell and David Gonzalez, as escrow agent. Mr. Gonzalez is an affiliate of Cornell. Pursuant to the Pledge and Escrow Agreement, we have pledged 10,869,564  shares of our common stock to secure payment of the Convertible Debentures. In the event of a default by us under the Convertible Debentures or other agreements relating to them, the escrow agent is authorized to deliver the pledged shares to Cornell.  In the event that for a period of seven consecutive calendar days the pledged shares equal an amount less than 2 1/2 times the amount due and outstanding pursuant to the Convertible Debentures, then we must deliver to the escrow agent such number of additional shares so that the value of the pledged shares then held by the escrow agent is four times the amount due and outstanding pursuant to the Convertible Debentures.  In addition to all other remedies available to the holders, upon an event of default, we are required to promptly file a registration statement with the SEC to register the pledged shares for public resale.

Pursuant to the Purchase Agreement, we have agreed to pay Yorkville Advisors Management LLC  (“Yorkville”) a fee of $37,500 from the proceeds of the sale of each of the Convertible Debentures. Yorkville is the general partner of Cornell.  We also agreed to pay Yorkville a structuring fee of $10,000 which will be paid proportionally from each disbursement.  We will also pay to Spencer Clarke LLC 6% of the proceeds we receive from Cornell Capital Partners from the sale of the Convertible Debentures.

Pursuant to the Purchase Agreement, we have issued a warrant to Cornell to purchase 5,000,000 shares of our common stock for a period of five years at an exercise price of $.75 per share, subject to adjustment as set forth in the warrant.  In no event, however, shall the holder of the warrant be entitled to exercise the warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such exercise, except within sixty days of the expiration of the warrant. If at the time of exercise of the warrant, the underlying shares are not subject to an effective registration statement under the Securities Act of 1933 or if an event of default under the Convertible Debentures or certain other documents has occurred, the holder of the warrant, in lieu of making payment of the exercise price in cash, may elect a cashless exercise in accordance with the formula set forth in the warrant.

We have the right, at our option, provided that the shares issuable under the warrant are registered as described below, to force Cornell to exercise the warrant in whole or in part if the closing bid price of our common stock is $1.25 or greater for 15 consecutive trading days and such bid price is higher than the then exercise price of the warrant.

If, subject to the exceptions set forth in the warrant, during the time that the warrant is outstanding we issue or sell, or are deemed to have issued or sold, any shares of common stock for a consideration per share less than a price equal to the then exercise price of the warrant, then the exercise price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares issuable upon exercise of the warrant will be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrant immediately prior to such adjustment and dividing the product by the exercise price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase our shares or convertible securities.

On April 25, 2006, we also entered into a Registration Rights Agreement with Cornell. Pursuant to the Registration Rights Agreement, we have agreed to prepare and file not later than May 18, 2006 with the SEC a registration statement for the resale of at least 13,586,956 shares to be issued upon conversion of the Convertible Debentures and 5,000,000 shares underlying the warrants.  In the event that we fail to timely file the registration statement or it is not declared effective by the SEC within 120 days of its filing or if after it has been declared effective by the SEC, sales cannot be made pursuant to the registration statement, then we will pay liquidated damages of 2% of the then outstanding balance of the Convertible Debentures for each thirty day period after the filing deadline or the 120 day period, as the case may be.

We have agreed to indemnify Cornell against certain losses, costs or damages which may arise in connection with the registration statement, including those which may arise under the Securities Act of 1933.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The securities sold to Cornell Capital Partners, LP and described in Item 1.01 above have not been registered under the Securities Act of 1933.

There were no principal underwriters in connection with the foregoing transaction.  We claimed exemption from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) thereof and/or Rule 506 thereunder. Although we believe that the transaction did not involve a public offering and that the purchaser either received adequate information about us or had access to such information, the exemptions may not have been available to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: April 26, 2006

By: /s/Donald C. Harms

---------------------------

      Donald C. Harms

      Secretary